Exhibit 10.1

Amendment to Employment Agreement

This Amendment to Employment Agreement (“Amendment”) is entered into by and between ArQule, Inc., a Delaware corporation (the “Company”) with its principal offices at 19 Presidential Way, Woburn, Massachusetts 01801, and Peter Lawrence (“Executive”) whose current principal residential address is 29 Fairfield Street, Unit 4-5, Boston, MA 02116. The purpose of this Amendment is to amend the Employment Agreement dated as of April 13, 2006 between the Company and Executive (the “Agreement”). This Amendment shall be effective as of October 4, 2007.

WHEREAS, the Company desires to continue to employ and retain Executive in a senior executive capacity and to enter into this Amendment embodying certain changes to the terms of such employment from that which was set forth in the Agreement;

WHEREAS, Executive desires to accept such continued employment and enter into such Amendment;

NOW THEREFORE, in consideration of $1.00, the receipt and sufficiency of which is hereby acknowledged by Executive, the Company and Executive hereby agree as follows:

1.                                       Definitions. All capitalized terms not specifically defined in this Amendment shall have the same meaning herein as in the Agreement (including as in any plans or other documents incorporated by reference into the Agreement).

2.                                       Title; Duties. During the Employment Term, Executive shall serve as Chief Operating Officer, reporting to the Chief Executive Officer (“CEO”) of the Company. Executive hereby agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities consistent with such position as the CEO shall from time to time reasonably assign to Executive. Anything in Section 2 of the Agreement which is inconsistent with the terms of this Section shall be of no further effect, subject to the terms of Section 3 below.

3.                                       Deemed Termination. Notwithstanding anything in the Agreement to the contrary, a “termination without Cause” shall not be deemed to occur pursuant to Section 5.1.2 of the Agreement upon Executive assuming the duties and responsibilities of the Chief Operating Officer ("COO") of the Company. In addition, a “termination without Cause” shall not be deemed to occur pursuant to Section 5.1.2 of the Agreement in the event that the Board, in its sole discretion, reassigns Executive to Executive’s former position of Executive Vice President, Chief Business and Legal Officer, General Counsel and Secretary (“CBO”), reporting directly to the Chief Executive Officer, or (ii) the Board, in its sole discretion, without changing Executive's COO title, reduces or diminishes Executive's responsibilities below the level of responsibilities for the Chief Operating Officer position as in existence on the Effective Date of this Amendment, provided that in all cases (including with respect to section (ii) of this paragraph) a “termination without Cause” shall be deemed to occur pursuant to Section 5.1.2 of the Agreement in the event that the Board reduces or diminishes Executive’s titles or responsibilities below those of the CBO position that Executive held prior to the Effective Date of this Amendment.  For purposes of clarity, except as expressly provided in this Section, a "termination without Cause" shall be deemed to occur pursuant to Section 5.1.2. of the Agreement in the event that any of the events occur as set forth in Section 5.1.2 (a) – (e) of the Agreement.

4.                                       Existing Stock Options. Over the course of his employment with the Company, Executive has been granted certain stock options (“Options”), as set forth in the attached Exhibit A, to purchase shares of the Company’s Common Stock pursuant to the Company’s Amended and Restated 1994 Equity Incentive Plan (the “Plan”). It is expressly agreed that Executive has three months from the Termination Date to exercise the Options.

5.                                       New Stock Option Grant. Subject to approval by the Board of Directors, Executive will be granted a stock option (the “New Option”) to purchase 100,000 shares of the Company’s Common Stock, pursuant to the Plan and in accordance with the terms, and subject to a vesting schedule pursuant to which twenty-five percent of the shares shall vest annually commencing on the first anniversary of the date of this Amendment, and other conditions, set forth in the form of Option Certificate attached hereto as Exhibit B. The exercise price of the New Option will be set at the closing price of Common Stock of the Company on the date of grant

6.                                       409A Compliance. Notwithstanding anything in the Agreement to the contrary, to the extent Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B) of the Internal Revenue Code on the Termination Date, and in the event that Executive is entitled to payment of the Severance Package upon termination of employment, payment of the Severance Package shall be delayed for six months from the Termination Date or, if earlier, the death of Executive, except that the accelerated vesting of the Execution Stock Option as provided in Section 5.1.1(b) of the Agreement shall not be delayed six months.

7.                                       Waivers and Further Agreements. Any waiver of any terms or conditions of this Amendment shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the Party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the Parties agrees to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Amendment.

8.                                       Amendments. This Amendment may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by both Parties.

9.                                       Severability. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and all other provisions shall remain in full force and effect. If any provision of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

10.                                 Counterparts. This Amendment maybe executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.                                 Section Headings. The headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

12.                                 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

13.                                 Entire Understanding. This Amendment constitutes the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, with respect to the subject matter hereof, except that, other than as explicitly modified by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its provisions. This Amendment shall be incorporated into the Agreement as an additional provision thereto.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Amendment as of the date set forth above.

ARQULE, INC.		EXECUTIVE

By:	/s/ Stephen A. Hill	By:	/s/ Peter S. Lawrence
Name:	Stephen A. Hill	Name:	Peter Lawrence
Title:	President and Chief Executive Officer